WARRANT AGREEMENT

WARRANT AGREEMENT, dated as of _____________, 1997, (the "Agreement") between PPA TECHNOLOGIES, INC., a New Jersey corporation (the "Company"), and LIBERTY TRANSFER COMPANY, INC., the Company's transfer agent and warrant agent, (the "Warrant Agent"), (the parties hereto hereinafter collectively referred to as the "Parties").

WHEREAS, the offering 1,000,000 Units, each Unit consisting of one share of common stock and one common stock purchase warrant ("Warrants"), each Warrant entitling the holder to purchase one Share for a period of twelve (12) months commencing the closing date of the offering (the "Final Closing Date") at an exercise price of $7.00 pursuant to a registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the registration, transfer, exchange, replacement, and exercise of the Warrants and the certificates evidencing the Warrants (the "Warrant Certificates") and other matters as provided herein;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Parties agree as follows:

         1.       Appointment of Warrant Agent.

         The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter and the Warrant Agent accepts that appointment.

         2.       Form of Warrant Certificates.

         The definitive Warrant Certificates to be delivered pursuant to the Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached.

         3.       Execution of Warrant Certificates.

         The Warrant Certificates in definitive form shall be signed on behalf of the Company, manually or by facsimile signature, by its Chairman of the Board or President, and by its Secretary or an Assistant Secretary under its corporate seal, and shall be manually countersigned by the Warrant Agent. Warrant Certificates signed on behalf of the Company as aforesaid by an incumbent in office at the time of signature shall be valid, and may be countersigned and issued by the Warrant Agent, notwithstanding the fact that at the time of countersignature and issuance by the Warrant Agent such signatory shall have ceased to be the incumbent in such office. The Company's seal may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates. No Warrant Certificate shall be valid for any purpose unless countersigned manually by the Warrant Agent. Warrant Certificates shall be dated as of the date of countersignature by the Warrant Agent.

         4.       Registered Owners.

         The Company and the Warrant Agent may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise and any distribution to the holder thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         5.       Registration of Warrants, Transfers and Exchanges.

         The Warrant Certificates shall be numbered and registered by the Warrant Agent upon the records to be maintained by it for that purpose. The
Warrant Agent shall register the transfer of any outstanding Warrant upon surrender of the Warrant Certificate accompanied (if required) by a written instrument of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any registration of transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall be canceled by the Warrant Agent. Canceled Warrant Certificates shall be disposed of in a manner satisfactory to the Company.

         Warrants may be split up, combined or otherwise exchanged at the holder's option, upon surrender of the Warrant Certificate to the Warrant Agent at its office or agency maintained for the purpose of exchanging, transferring or exercising the Warrant Certificate at 191 New York Avenue, Huntington, New York 11743-2711 (such office being referred to herein as the "Warrant Agency Office") for another Warrant Certificate or Certificates of like tenor and for the purchase, in the aggregate, of a like number of Shares. Warrant Certificates so surrendered shall be canceled by the Warrant Agent. Canceled Warrant Certificates shall thereafter be disposed of by the Warrant Agent in a manner satisfactory to the Company.


         The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of paragraph 3 hereof, and deliver any new Warrant Certificates required pursuant to the provisions of this paragraph 5.

         6.       Duration, Extension and Exercise of Warrants.

         Each Warrant may be exercised during a period of twelve months from the Final Closing Date as reflected on the Prospectus filed as part of the Registration Statement, unless the exercise period shall be accelerated or extended as herein provided (such date or such earlier or later expiration date in the event of an extension as provided herein being referred to as the "Expiration Date"). Each Warrant entitles the registered holder to purchase one Share at an exercise price of $7.00, unless the Company reduces the exercise price as herein provided.

         The  Company  has the  right to  extend  the  period  during  which the
Warrants are exercisable or reduce the exercise price, upon notice of the new expiration date and/or exercise price to the Warrant Agent and to Warrantholders. Notice of expiration shall be effected as detailed in paragraph 19 herein. The Company shall not be under obligation to extend the exercise period and gives no assurance that it will do so. Each Warrant may be exercised on any business day prior to the close of business on the Expiration Date, including any extensions thereto.

         No fractional Shares shall be issued upon surrender of a Warrant Certificate. In lieu of fractional Shares, there shall be paid to the registered holder of a surrendered Warrant, as soon as practicable after the date of surrender, an amount in cash equal to a fraction of the current market value of a Share to which such Warrant related. As used herein, the current market value of a Share shall be its closing price (as determined pursuant to the second sentence of paragraph 12 (d) hereof) on the last trading day immediately prior to the day on which that Warrant is exercised.

         Subject to the provisions of the Agreement, the holder of a Warrant shall have the right, at any time after issuance of the Warrant and for a period of one year from the Final Closing Date, to purchase from the Company (and the Company shall issue and sell to that holder) the number of fully paid and non-assessable Shares set forth in the Warrant Certificate, at the exercise price of $7.00 on any business day until 5:00 p.m. on the Expiration Date (the number of Shares and Exercise Price being subject to adjustment as provided in paragraph 12 hereof) upon the surrender of the Warrant Certificate to the Warrant Agent at the office of the Warrant Agent, with the form of election to purchase on the reverse thereof duly filled in and signed, and payment of the exercise price in lawful money of the United States of America. The Warrants shall be exercisable at any time prior to the close of business on the Expiration Date, at the election of the registered holder thereof, either as an entirety or in part. In the event that fewer than all the Shares purchasable upon the exercise of a Warrant are purchased at any time prior to the close of business on the Expiration Date, a new Warrant Certificate will be issued for the remaining number of Shares purchasable upon the exercise of the Warrant so surrendered. No adjustments shall be made for any cash dividends on Shares issuable on the exercise of a Warrant. The exercise price (as may be adjusted from time to time pursuant to the provisions of this paragraph and paragraph 13) is herein called the "Exercise Price."

         Subject to paragraph 8 hereof, upon surrender of a Warrant Certificate and receipt of payment of the Exercise Price, the Warrant Agent shall requisition from the Transfer Agent for issuance and delivery to or upon the written order of the registered Warrantholder and in such name or names as the registered holder may designate, the Shares issuable upon exercise. Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Shares as of the date of the surrender of the Warrant and upon payment of the appropriate Exercise Price. The Warrant Agent is hereby authorized to countersign and deliver, in accordance with the provisions of paragraph 3 hereof, any Warrant Certificate required pursuant to the provisions of this paragraph.

         7.       Separate Transferability.

         The Warrant will be separately tradable and transferable upon issue.

         8.       Payment of Taxes.

         The Company will pay all documentary stamp taxes attributable to the initial issuance of Shares upon the exercise of a Warrant prior to the close of business on the Expiration Date; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of Shares in a name other than that of the registered holder of the Warrant, and the Company shall not be required to issue or deliver such Share Certificates or other certificates unless or until the person or persons requesting such issuance shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.




         9.       Redemption of Warrants.

         The Warrants shall be subject to redemption by the Company at .05 per Warrant, upon a minimum of thirty days' prior written notice of the date on which the Warrants will be redeemed to the Warrantholders. During the period after the notice of redemption but prior to 5 P.M. Eastern time on the date of redemption, a Warrantholder may exercise or transfer some or all of his Warrants. Notice of redemption shall be effected as detailed in paragraph 19 herein.

         10.      Mutilated or Missing Warrant Certificates.

         If a Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and for the purchase of a like number of Shares, but only upon receipt of satisfactory indemnity or bond, if requested, and evidence satisfactory to the Company and the Warrant Agent of loss, theft or destruction of the Warrant Certificate. A Warrantholder requesting a substitute Warrant Certificate shall comply with all other regulations and pay all other reasonable charges as the Company or the Warrant Agent may prescribe.

         11.      Reservation of Shares.

         The Company will at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Shares, to enable it to satisfy its obligation to issue Shares upon exercise of Warrants, through the close of business on the Expiration Date, the number of Shares deliverable upon the exercise of all outstanding Warrants, and the Transfer Agent shall at all times reserve that number of authorized and unissued Shares as shall be required. The Company will keep a copy of the Agreement on file with the Transfer Agent. The Warrant Agent is hereby irrevocably authorized to requisition from the Transfer Agent certificates for Shares issuable upon exercise of Warrants, and the Company will supply duly executed certificates for such purpose.

         Before taking any action that would cause an adjustment to paragraph 13 hereof reducing the Exercise Price below the then par value (if any) of the Shares issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Shares at the Exercise Price as so adjusted.

     The Company covenants that all Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of the Agreement, be fully paid and non-assessable and free from all taxes, liens, charges and security interests created by the Company with respect to the issuance thereof.

         12.    Obtaining of Governmental Approvals and Stock Exchange Listings.

         The Company will take all action which may be necessary (a) to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to make securities acts filings under federal and state laws, which may be or become requisite in connection with the issuance, sale, transfer, delivery or exercise of the Warrants, and the issuance, sale, transfer and delivery of the Shares issuable upon exercise of the Warrants, and
(b) so that such Shares, immediately upon their issuance upon the exercise of Warrants, will be listed or entitled to unlisted trading privileges on each securities exchange, if any, on which all other Shares are then listed or entitled to unlisted trading privileges and on an identical basis.

         The Company will, as appropriate, furnish the Warrant Agent with current Prospectuses meeting the requirements of the Act and all rules and regulations thereunder in sufficient quantity to permit the Warrant Agent to deliver a Prospectus (if required by the Act) to each holder of a Warrant upon the exercise thereof. The Company agrees to pay all fees, costs and expenses in connection with the preparation and delivery to the Warrant Agent of the Prospectuses.

         13.      Adjustment of Exercise Price and Number of Shares Purchasable.

         The Exercise Price and number of Shares purchasable upon the exercise of each Warrant are subject to adjustment upon the occurrence of the events enumerated in this paragraph 13.

         (a) In case the Corporation shall, while this Warrant remains in force, effect a recapitalization of such character that the Shares covered hereby shall be changed into or become exchangeable for a larger or smaller number of Shares, then thereafter, the number of Shares of the Corporation which the Holder hereof shall be entitled to purchase hereunder, shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Shares of the Corporation, by reason of such recapitalization, and the purchase price hereunder, per Share, of such recapitalized Shares shall in the case of an increase in the number of Shares be proportionately reduced, and in the case of a decrease in the number of Shares be proportionately increased.

         (b) In case the Corporation shall, at any time prior to the exercise of a Warrant, consolidate or merge with, or shall transfer its property as an entirety to, or substantially as an entirety to, any other corporation, the Holder of a Warrant who thereafter exercises the same as herein provided shall be entitled to receive, for the purchase price per Share stated in the Warrant, that number of shares or other securities or property of the corporation resulting from such consolidation or merger or transfer to which each Share deliverable upon exercise of the Warrant would have been entitled, upon such consolidation or merger or transfer, had the Holder of such Warrant exercised his right to purchase and had said Share been issued and outstanding, and had such Holder been the holder of record of such Share at the time of such consolidation or merger or transfer.

         (c) In case the Corporation shall at any time prior to the exercise of a warrant make any distribution of its assets to holders of its Common Stock by liquidating or partial liquidating dividend or by way of return of capital, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the State of New York, then the Holder of a warrant who thereafter exercises the same as herein provided after the date of record for the determination of those holders of Common Stock entitled to such distribution of assets, shall be entitled to receive for the purchase price, in addition to each Share, the amount of such assets (or at the option of the Corporation a sum equal to the value thereof at the time of such distribution to holders of Common Stock as such value is determined by the Board of Directors of the Corporation in good faith) which would have been payable to such Holder had he been the holder of record of such Share receivable upon exercise of such Warrant on the record date for the determination of those entitled to such distribution.

         (d) In case of the dissolution, liquidation or winding-up of the Corporation, all rights under the Warrants shall terminate on a date fixed by the Corporation, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and not later than thirty days after such commencement date. In any such case of termination of purchase rights the Corporation shall give notice of such termination date to the registered Holder hereof.




         14.      Notices to Warrantholders.

         Upon any adjustment of the Exercise Price pursuant to paragraph 13 hereof, the Company within 20 calendar days thereafter shall (i) cause to be filed with the Warrant Agent a certificate signed by the accounting officer setting forth the Exercise Price after the adjustment and setting forth in reasonable detail the method of calculation and the facts upon which the calculations are based and setting forth the number of Shares purchasable upon exercise of a Warrant after the adjustment in the Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein and (ii) cause to be given to the registered holders of outstanding Warrants at their respective addresses appearing on the Warrant register written notice of the adjustment by first-class mail, postage prepaid. Where appropriate, the notice may be given in advance and included as a part of the notice to be mailed under the other provisions of this paragraph 14.

     Upon the fixing of an Expiration Date other than pursuant to paragraph 7 hereof, the Company shall cause written notice by first-class mail, postage prepaid, of the Expiration Date to be given as soon as practicable to the Warrant Agent and to the registered holders of the outstanding Warrants at their respective addresses appearing on the Warrant register.

         In case:

                  (a) the Company shall authorize the issuance to all holders of Shares of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants; or

                  (b) the Company shall authorize the distribution to all holders of Shares of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in Shares); or

                  (c) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any capital reorganization or any reclassification of the Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or


                    (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or


                  (e) the Company takes any other action which would require an adjustment of the Exercise Price pursuant to paragraph 13 hereof;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to the registered holders of the outstanding Warrants at their respective addresses appearing on the Warrant register, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of Shares to be entitled to receive any rights, warrants or distribution are to be determined or (ii) the date on which any consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that record Shareholders shall be entitled to exchange the Shares for securities or other property, if any, deliverable upon the consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up. Such notice shall be filed and mailed in the case of a notice pursuant to clause (i) above at least 10 calendar days before the record date specified, and, in the case of a notice pursuant to clause (ii) above, at least 20 calendar days before the earlier of the dates specified. The failure to give the notice required by this paragraph 14 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up or the vote upon such action.

         Nothing contained in the Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as Shareholders in respect of the meetings of Shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as Shareholders.

         15.      Merger, Consolidation or Change of Name of Warrant Agent.

         Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant
Agent, shall be the successor to the Warrant Agent hereunder without the execution of the Parties, provided that such corporation would be eligible for appointment as successor Warrant Agent under the provisions of paragraph 18 hereof. If at the time the successor to the Warrant Agent shall succeed under the Agreement, any Warrant Certificates shall have been countersigned but not delivered, the successor to the Warrant Agent may adopt the countersignature of the Warrant Agent; and if at that time any Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the Warrant Agent or in its name, and in all the foregoing cases, Warrants shall have the full force provided in the Warrant Certificates and in the Agreement.

         In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name, and in case at that time any Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrants shall have the full force provided in the Warrants and in the Agreement.

         16.      Warrant Agent.

         The Warrant Agent undertakes the duties and obligations imposed by the Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

         (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for their correctness, except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Warrant Certificates except as herein otherwise provided.

         (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained herein or in the Warrant Certificates nor shall it at any time be under any duty or responsibility to any Warrantholder to make or cause to be made any adjustment in the Exercise Price (except as instructed by the Company), or to determine whether any facts exist which may require any adjustments, or with respect to the nature or extent of or method employed in making any adjustments when made.

         (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of a Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of counsel.

         (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of a Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent hereunder, to reimburse the Warrant Agent upon demand for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of its duties hereunder, and to indemnify the Warrant Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent arising out of or in connection with the Agreement except as a result of its negligence or bad faith.

         (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceedings or to take any other action likely to involve expense unless the Company or one or more registered holders of the Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred. All rights of action under the Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

         (g) The Warrant Agent, and any Shareholder, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under the Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything it may do or refrain from doing in connection with the Agreement except for its own negligence or bad faith.

         (i) The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of the Agreement.

         (j) The Warrant Agent shall not be under any responsibility in respect of the validity of the Agreement or the execution and delivery hereof (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Shares to be issued pursuant to the Agreement or any Warrant or as to whether the Shares will when issued be validly issued, fully paid and non-assessable or as to the Exercise Price or the number of Shares issuable upon exercise of any Warrant.

         (k) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, the Secretary or an Assistant Secretary of the Company, and to apply to those officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any of those officers or in good faith reliance upon any statement signed by any one of those officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein.specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

         17.      Disposition of Proceeds from Exercise.

     The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently transfer to the Company all checks received by the Warrant Agent on the purchase of Shares through the exercise of Warrants.

         18.      Change of Warrant Agent.

         If the Warrant Agent shall resign (such resignation to become effective not earlier than thirty days after the giving of written notice thereof to the Company and the registered holders of Warrants) or becomes incapable of acting as Warrant Agent, or upon the election of the Company which may be made at any time, the Company shall appoint a successor. If the Company shall fail to make that appointment within a period of thirty days after it has been so notified in writing by the Warrant Agent or by the registered holder of a Warrant (in the case of incapacity), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. After appointment the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this paragraph 18, however, or any defect therein, shall not affect the legality or validity or the removal of the Warrant Agent or the appointment of a successor warrant agent, as the case may be.

         19.      Notices to the Company, Warrant Agent and Warrantholder.

         Any notice or demand authorized by the Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to or on the Company shall be sufficiently given or made if sent by mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                           PPA TECHNOLOGIES, INC.
                           163 South St.,
                           Hackensack, NJ 07601

         Should the Company fail to maintain that office or agency or fail to give notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

     Any notice pursuant to the Agreement to be given by the Company or by the registered holder of a Warrant to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                           Liberty Transfer Co., Inc.
                           191 New York Avenue
                           Huntington, New York 11743

     Any notice or demand authorized by the Agreement to be given or made by the Warrant Agent or by the Company to any registered holder of any Warrant shall be sufficiently given or made if sent by mail, first-class or registered, postage prepaid, addressed to the Warrantholder at the address on file with the Warrant Agent.

         20.      Supplements and Amendments.

         The Company and the Warrant Agent may supplement or amend the Agreement without the consent or concurrence of or notice to any holders of Warrants in order to cure any ambiguity, manifest error or other mistake in the Agreement, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect, alter or change the interests of the holders of Warrants.

         21.      Successors.

         All covenants and provisions the Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         22.      Termination.

         The Agreement shall terminate at the close of business ten days after the Expiration Date of the Warrant. Notwithstanding the foregoing, the Agreement will terminate on any earlier date if all Warrants have been exercised. The provisions of paragraph 15 hereof shall survive that termination.

         23.      Governing Law.

The Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance therewith.

         24.      Benefits of the Agreement.

         Nothing herein shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of Warrants any legal or equitable right, remedy or claim hereunder. The Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of Warrants.

         25.      Counterparts.

         The Agreement may be executed in any number of counterparts and each of the counterparts shall for all purposes be deemed to be an original, and all the counterparts shall together constitute one and the same instrument.



     IN WITNESS WHEREOF, the Parties have caused the Agreement to be duly executed, as of the day and year first above written.
PPA TECHNOLOGIES, INC.



By:
         Roger Fidler
         President


LIBERTY TRANSFER CO., INC.


By:_________________________